UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 13, 2021

KinerjaPay Corp.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-55081

Delaware	83-3069398
(State of or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Soho Podomoro City, #11-10 Jl. Letdjen S. Parman Kav 28, Jakarta, Indonesia	11410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: +62-21-2918-1336

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

KinerjaPay Corp., OTC: KPAY (the “Company”) is filing as Exhibit 99.1 to this Form 8-K a press release issued on May 13, 2021, a copy of which is attached as Exhibit 99.1 hereto, titled “KinerjaPay Corp. Received Payment from Its First Shipment of Steam Coal.” The Company, a Payment Gateway and Ecommerce Company based in Indonesia, announced in its release dated March 24, 2021, the expansion of the operations of its subsidiary, P.T. KinerjaPay Indonesia, to include mineral and commodity trading such as coal and other general commodities.

In its release dated May 13, 2021, the Company announced that it has received the initial payment from the first shipment of steam coal for delivery to China. The total amount received for the first shipment was IDR 22.62 billion as per Wednesday, May 12th’s exchange rate, which was IDR 14.120 per US Dollar. The Company intends to initiate payments to the coal suppliers and contractors on Monday, May 17, 2021, as following the Indonesian bank holiday, Eid Mubarak Holiday, a religious holiday celebrated by the Muslim community throughout Indonesia. The Company expects to earn an estimated profit of IDR 2.47 billion or approximately US$170,000 based on today’s exchange rate.

The Company also announced that it is confident that it’s coal shipment business will continue to be a main revenue stream for P.T. KinerjaPay Indonesia as the demand for coal in China is increasing rapidly. With the first business cycle completed, the Company is looking forward to a very profitable and sustainable business with China. Nevertheless, there can be no assurance that the coal shipment business will continue to grow at the anticipated levels or that the Company will, in fact, generate the revenues projected in the May 13, 2021 press release.

In addition, the Company’s Board of Directors wishes to announce that: (i) based upon recent corporate developments, including those related to its growing coal fulfillment operations, it is extending the period to implement its reverse split on a 1:3000 basis, or such other ratio as the Board may determine, from 180 days, as disclosed in its Definitive Information Statement on Schedule 14C filed with the SEC on November 3, 2020, for an additional period ending December 31, 2021; and (ii) the Company is actively working to become current in its reporting obligations with the SEC under the Securities Exchange Act of 1934, filing its Forms 10-Q and 10-K within the near term.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
99.1	Press Release dated May 13, 2021, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINERJAPAY CORP.

/s/: Edwin Witarsa Ng
Name:	Edwin Witarsa Ng
Title:	Chief Executive Officer
Dated:	May 13, 2021